United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

RCI HOSPITALITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0458229
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of principal executive offices, including zip code)

(281) 397-6730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2018, we entered into new employment agreements with each of our executive officers, including Eric S. Langan, our Chief Executive Officer and President, Phillip Marshall, our Chief Financial Officer, and Travis Reese our Executive Vice President. Under their respective new agreements, Mr. Langan’s annual salary is $1,200,000, Mr. Marshall’s annual salary is $325,000, and Mr. Reese’s annual salary is $390,000. Each of the agreements has a term that commenced on May 1, 2018 and ends on January 31, 2020. Each of the agreements also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreements, each executive is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

Mr. Langan’s new employment agreement replaces and supersedes his previous employment agreement entered into in July 2015 that was to expire in July 2018. Mr. Marshall’s new employment agreement replaces and supersedes his previous employment agreement entered into in August 2016 that was to expire in July 2018. Mr. Reese’s previous employment agreement expired in September 2017.

Copies of the new employment agreements are included as exhibits 10.1, 10.2 and 10.3 to this current report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

No.	Exhibit

10.1	Employment Agreement of Eric S. Langan

10.2	Employment Agreement of Phillip Marshall

10.3	Employment Agreement of Travis Reese

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: May 4, 2018	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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